UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	November 5, 2009

Precision Aerospace Components, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30185	20-4763096
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Arthur Kill Road Staten Island, NY	10309-1202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(718) 356-1500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 Other Events

Item 8.01          Other Events

On November 5, 2009, the terms of the August 31, 2009 financing agreement, guaranteed by Precision Aerospace Components, Inc. (the “Company”), between Freundlich Supply Company, Inc. (“Freundlich”), the Company’s wholly-owned subsidiary, and Israel Discount Bank of New York (the “Agreement”) and the Agreement itself were modified such that the allowable draw against Eligible Inventory was increased from 30% to 40% and rate of decrease of the allowable draw to this level (from 50%) was changed from 2 1/2% per month to 1% per month.  “Eligible Inventory” is inventory as determined by the bank, presently that which has had sales within the preceding sixty (60) months.  All other terms of the financing remain the same.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precision Aerospace Components, Inc.

Date: November 9, 2009	By: /s/ Andrew S.Prince
Name: Andrew S. Prince
Title: Chief Executive Officer